                                                                     Exhibit 3.1

                          ARTICLES OF INCORPORATION OF

                       Personality Software Systems, Inc.

1. NAME OF COMPANY:

                       Personality Software Systems, Inc.

2. RESIDENT AGENT:

The resident agent of the Company is:   Southwest Business Services, LLC
                                        701 N. Green Valley Parkway, Suite 258
                                        Las Vegas, Nevada 89074

3. BOARD OF DIRECTORS:

     The  Company  shall  initially  have one (1)  director  who  shall be Wendy
Haviland  whose  address  is 8200  Wilshire  Blvd,  Suite  200,  Beverly  Hills,
California  90211.  The individual shall serve as director until their successor or successors  have been elected and  qualified.  The number of directors may be increased  or  decreased  by a duly  adopted  amendment  to the  By-Laws  of the
Corporation.

4. AUTHORIZED SHARES:

     The aggregate number of shares,  which the corporation shall have authority to issue, shall consist of 500,000,000 shares of Common Stock having a $.001 par value.  The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders.  The Common and/or Preferred
Stock may be issued for such  consideration as may be fixed from time to time by the Board of  Directors.  The Board of Directors  may issue such share of Common and/or  Preferred  Stock  in  one or  more  series,  with  such  voting  powers,
designations,   preferences  and  rights  or   qualifications,   limitations  or
restrictions thereof as shall be stated in the resolution or resolutions.

5. PREEMPTIVE RIGHTS AND ASSESSMENT OF SHARES:

     Holders of Common Stock or  Preferred  Stock of the  corporation  snail not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized,  issued, or sold, or to be authorized,  issued or sold, or to any  obligations or shares  authorized or issued or to be authorized or issued,  and convertible into shares of the corporation,  nor to any right of subscription  thereto,  other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

     The Common Stock of the  Corporation,  after the amount of the subscription price has been fully paid in, in money,  property or services,  as the directors shall  determine,  shall not be subject to  assessment  to pays the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed,  and the Articles of  Incorporation  shall not be amended to provide for such assessment
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6. DIRECTORS' AND OFFICERS' LIABILITY:

     A director or officer of the corporation  shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a  director  or  officer,  but this  Article  shall not  eliminate  or limit the liability  of a director  or officer  for (i) acts or  omissions  which  involve intentional  misconduct,  fraud or a  knowing  violation  of the law or (ii) the unlawful  payment of dividends.  Any repeal or  modification  of this Article by stockholders  of the  corporation  shall be  prospective  only,  and  shall  not adversely  affect any  limitation  on the  personal  liability  of a director or officer  of the  corporation  for  acts or  omissions  prior to such  repeal  or modification.

7. INDEMNITY:

     Every person who was or is a party to, or is  threatened to be made a parry to, or is  involved  in any such  action,  suit or  proceeding,  whether  civil, criminal,  administrative or investigative, by the reason of the fact that he or she,  or a person  with  whom he or she is a legal  representative,  is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another  corporation,  or is a  representative  in a partnership,  joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest  extent legally  permissible  under the laws of the
State of Nevada  from time to time  against  ail  expenses,  liability  and loss
(including attorneys' fees, judgments,  fines, and amounts paid or to be paid in a  settlement)  reasonably  incurred  or  suffered  by him or her in  connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner  desired by such  person.  The  expenses of officers  and directors  incurred in defending a civil suit or proceeding  must be paid by the corporation  as incurred and in advance of the final  disposition of the action, suit,  or  proceeding,  under receipt of an  undertaking  by or on behalf of the director  or  officer to repay the amount if it is  ultimately  determined  by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.  Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire,  and, without limiting the generality of such statement,  they shall be entitled  to  their  respective  rights  of  indemnification  under  any  bylaw, agreement,  vote of  stockholders,  provision of law, or  otherwise,  as well as their rights under this article.

     Without  limiting the application of the foregoing,  the Board of Directors may adopt  By-Laws  from time to time  without  respect to  indemnification,  to provide at ail times the fullest  indemnification  permitted  by the laws of the
State of Nevada, and may cause the corporation to purchase or maintain Insurance on behalf of any person who is or was a director or officer

8. AMENDMENTS:

     Subject  at all  times  to  the  express  provisions  of  Section  5 on the
Assessment  of Shares,  this  corporation  reserves  the right to amend,  alter, change, or repeal any provision  contained in these Articles of Incorporation or its  By-Laws,  in the  manner  now or  hereafter  prescribed  by  statute or the
Articles  of  Incorporation  or said  By-Laws,  and all  rights  conferred  upon shareholders are granted subject to this reservation.

9. POWER OF DIRECTORS:

     In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

     (a)  Subject to the By-Laws, if any, adopted by the shareholders,  to make, alter or repeal the By-Laws of the corporation;

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     (b)  To authorize and caused to be executed  mortgages  and liens,  with or without  limitations as to amount, upon the real and personal property of the corporation;

     (c)  To  authorize  the  guaranty  by the  corporation  of the  securities,
          evidences  of   indebtedness   and   obligations   of  other  persons,
          corporations or business entities;

     (d)  To set  apart  out of any  funds  of  the  corporation  available  for dividends a reserve or reserves for any proper  purpose and to abolish any such reserve;

     (e)  By resolution adopted by the majority of the whole board, to designate one or more  committees to consist of one or more  directors of the of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of  Directors  in the  management  of the  affairs of the corporation,  and may  authorize  the  seal of the  corporation  to be affixed  to alt  papers  which  may  require  it.  Such  committee  or committees  shall have name and names as may be stated in the  By-Laws of the  corporation  or as may be  determined  from  time  to  time by resolution adopted by the Board of Directors.

All the corporate  powers of the corporation  shall be exercised by the Board of
Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF,  I hereunder set my hand on April 24, 2012, hereby declaring and certifying that the facts stated hereinabove are true.

Signature of Incorporator

Name:    Wendy Haviland
Address: 8200 Wilshire Blvd, Suite 200
         Beverly Hills, California 90211

Signature: /s/ Wendy Haviland
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